EXHIBIT 10.5


                              DIALOGIC CORPORATION
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

               (as amended and restated through March 28, 1997)

          1. Purpose of the Plan. The purpose of this Stock Option Plan ("Plan"), to be known as the "Dialogic Corporation 1993 Non-Employee Director Stock Option Plan", is to attract qualified personnel to accept positions of responsibility as outside directors with Dialogic Corporation, a New Jersey corporation ("Company"), and to provide incentives for qualified persons to remain on the Board of the Company as outside directors.

          2. Definitions. As used in the Plan, unless the context requires otherwise, the following terms shall have the following meanings:

               (a) "Anniversary Date" shall mean, for each Outside Director, the annual anniversary of the date on which such Outside Director is first elected to serve on the Board.

               (b) "Board" shall mean the Board of Directors of the Company.

               (c) "Committee" shall mean a committee of the Board designated by the Board and consisting solely of members of the Board who are not Outside Directors.

               (d) "Common Stock" shall mean the Company's common stock, no par value, or if, pursuant to the adjustment provisions of Section 11 hereof, another security is substituted for the Common Stock, such other security.

               (e) "Existing Outside Director" shall mean each member of the Board on January 1, 1997 who did not serve as an employee of the Company or any of its subsidiaries during 1996.

               (f) "Fair Market Value" shall mean the fair market value of the Common Stock on the Anniversary Date or other relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee reasonably deems relevant.

               (g) "New  Outside  Director"  shall have the meaning set forth in
          Section 7(a) hereof.

               (h) "Option" shall mean the right, granted pursuant to Section 7 of the Plan, to purchase one or more shares of Common Stock.

               (i) "Optionee" shall mean a person to whom an option has been granted under the Plan.

               (j) "Outside Director" shall mean any member of the Board who, on the date such person is to receive a grant of an Option hereunder, shall not have served as an employee of the Company or any of the Company's subsidiaries during the twelve months preceding such date of grant.

               (k) "Vesting Options" shall mean all Options other than Add-on Options (as defined in Section 8 hereof).

          3. Stock Subject to the Plan. There will be reserved for use upon the exercise of Options granted from time to time under the Plan an aggregate of 150,000 shares of Common Stock, subject to adjustment as provided in Section 11 hereof. The Committee shall determine from time to time whether all or part of such 150,000 shares shall be authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and which are held in its treasury. If any Option granted under the Plan should expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for the grant of Options under the Plan.

          4. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full discretion:

               (a) To determine the exercise price of Options granted hereunder in accordance with Section 7(b) hereof;

               (b) To interpret the Plan;

               (c) To promulgate, amend and rescind rules and regulations relating to the Plan, provided, however, that no such rules or regulations shall be inconsistent with any of the terms of the Plan;

               (d) To subject any Option to such additional restrictions and conditions (not inconsistent with the Plan) as may be specified when granting the Option; and

               (e) To make all other determinations in connection with the administration of the Plan.

          5. Eligibility. The only persons who shall be eligible to receive Options under the Plan shall be persons who, on the date such Options are to be granted hereunder, constitute Outside Directors.

          6. Term. No Option shall be granted under the Plan more than ten years after the date that the Plan is first adopted by the Board.

          7. Grant of Stock Options. The following provisions shall apply with respect to Options granted hereunder:

               (a) Automatic Grants to New Outside Directors. The Company shall grant to each Outside Director who first becomes a director of the Company after January 1, 1997 and during the term of the Plan (a "New Outside Director") an Option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment pursuant to Section 11 hereof) on the date of his first election as an Outside Director of the Company. On the July 1st following the fourth Anniversary Date of each New Outside Director's election as a director of the Company, and on each July 1 thereafter during the term of the Plan, the Company shall grant to such New Outside Director an Option (a "New Outside Director Add-on Option") to purchase two thousand (2,000) shares of Common Stock (subject to adjustment pursuant to Section 11 hereof), provided that such New Outside Director is a member of the Board and constitutes an Outside Director on the applicable date of grant.

               (b) Prior Grants to Existing Outside Directors. Notwithstanding any provision herein to the contrary, the terms of any Options granted to Existing Outside Directors prior to January 1, 1997 shall be governed by the terms of this Plan in effect as of December 31, 1996.

               (c) Automatic Grants to Existing Outside Directors. On July 1, 1997 and on each July 1 thereafter during the term of the Plan, the Company shall grant to each Existing Outside Director an Option (an "Existing Outside Director Add-on Option") to purchase two thousand (2,000) shares of Common Stock (subject to adjustment pursuant to Section 11 hereof), provided that such Existing Outside Director is a member of the Board and constitutes an Outside Director on the applicable date of grant.

               (d) Option Price. The price at which shares of Common Stock shall be purchased upon exercise of an Option granted pursuant to Sections 7(a) and 7(c) hereof shall be equal to the Fair Market Value of such shares on the date of grant of such Option.

               (e) Expiration. Except as otherwise provided in Section 10 hereof, each Option granted pursuant to Sections 7(a) and 7(c) hereof shall cease to be exercisable ten years after the date on which it is granted.

          8. Exercise of Options. New Outside Director Add-on Options and Existing Director Add-on Options (collectively, "Add-on Options") may be exercised at any time on or after the date of grant. Unless the exercise date of a Vesting Option granted pursuant to Sections 7(a) and 7(c) hereof is accelerated pursuant to Section 12 hereof, the following provisions shall apply with respect to the exercise of such Vesting Options:

               (a) during the first year after the date of grant, such Option shall not be exercisable; and

               (b) during the second year after the date of grant, such Option may only be exercised as to up to 25% of the shares of Common Stock initially covered thereby; and

               (c) during the third year after the date of grant, such Option may only be exercised as to up to 50% of the shares of Common Stock initially covered thereby (provided that the provisions of paragraph
          (b) above shall not have been violated); and

               (d) during the fourth year after the date of grant, such Option may only be exercisable as to up to 75% of the shares of Common Stock initially covered thereby (provided that the provisions of paragraphs
          (b) and (c) above shall not have been violated); and

               (e) such Option may be exercised in its entirety or as to any portion thereof at any time during the fifth year after the date of grant and thereafter until the term of such Option expires or otherwise ends.

          9. Method of Exercise. To the extent permitted by Section 8 hereof, Optionees may exercise their Options from time to time by giving written notice to the Company. The date of exercise shall be the date on which the Company receives such notice. Such notice shall be on a form furnished by the Company and shall state the number of shares to be purchased and the desired closing date, which date shall be at least fifteen days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At the closing, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against payment in full of the Option price for the number of shares to be delivered, such payment to be by a certified or bank cashier's check and/or, if permitted by the Committee in its discretion, by transfer to the Company of capital stock of the Company having a Fair Market Value (as determined pursuant to Section 2(f)) on the date of exercise equal to the excess of the purchase price for the shares purchased over the amount (if any) of the certified or bank cashier's check. If the Optionee (or other person entitled to exercise the Option) shall fail to accept delivery of and pay for all or any part of the shares specified in his notice when the Company shall tender such shares to him, his right to exercise the Option with respect to such unpurchased shares may be terminated.

          10. Termination of Board Status. In the event that an Optionee ceases to serve on the Board for any reason other than cause, death or disability, such Optionee's Options shall automatically terminate three months after the date on which such service terminates, but in any event not later than the date on which such Options would terminate pursuant to Section 7(e) hereof. In the event that an Optionee is removed from the Board by means of a resolution which recites that the Optionee is being removed solely for cause, such Optionee's Options shall automatically terminate on the date such removal is effective. In the event that an Optionee ceases to serve on the Board by reason of death or disability, an Option exercisable by him shall terminate one year after the date of death or disability of the Optionee, but in any event not later than the date on which such Options would terminate pursuant to Section 7(e) hereof. During such time after death, an Option may only be exercised by the Optionee's personal representative, executor or administrator, as the case may be. No exercise permitted by this Section 10 shall entitle an Optionee or his personal representative, executor or administrator to exercise any portion of any Option beyond the extent to which such Option is exercisable pursuant to Section 8 hereof on the date such Optionee ceases to serve on the Board.

          11. Changes in Capital Structure. In the event that, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, exchange of shares, or comparable transaction, the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation, then appropriate adjustments shall be made by the Committee to the number and kind of shares reserved for issuance under the Plan upon the grant and exercise of Options and the number and kind of shares subject to the automatic grant provisions of Sections 7(a) and 7(c) hereof. In addition, the Board shall make appropriate adjustments to the number and kind of shares subject to outstanding Options, and the purchase price per share under outstanding Options shall be appropriately adjusted consistent with such change. In no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section 11. The determination of the Committee as to any such adjustment shall be final and conclusive.

          12. Mandatory Exercise. Notwithstanding anything to the contrary set forth in the Plan, in the event that (x) the Company should adopt a plan of reorganization pursuant to which (i) it shall merge into, consolidate with, or sell substantially all of its assets to, any other corporation or entity or (ii) any other corporation or entity shall merge into the Company in a transaction in which the Company shall become a wholly-owned subsidiary of another entity, or
(y) the Company should adopt a plan of complete liquidation, then (I) all Options granted hereunder shall be deemed fully vested and (II) the Company may give an Optionee written notice thereof requiring such Optionee either (a) to exercise his or her Options within thirty days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at such date, (b) in the event of a merger or consolidation in which shareholders of the Company will receive shares of another corporation, to agree to convert his or her Options into comparable options to acquire such shares, (c) in the event of a merger or consolidation in which shareholders of the Company will receive cash or other property (other than capital stock), to agree to convert his or her Options into such consideration (in an amount representing the appreciation over the exercise price of such Options) or (d) to surrender such Options or any unexercised portion thereof.

          13. Option Grant. Each grant of an Option under the Plan will be evidenced by a document in such form as the Committee may from time to time approve. Such document will contain such provisions as the Committee may in its discretion deem advisable, including without limitation additional restrictions or conditions upon the exercise of an Option, provided that such provisions are not inconsistent with any of the provisions of the Plan. The Committee may require an Optionee, as a condition to the grant or exercise of an Option or the issuance or delivery of shares upon the exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the Committee may deem consistent with the Plan or the terms and conditions of the option agreement. Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Optionee to execute and deliver documents (including the investment letter described in Section 14) containing such representations, warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, any applicable State securities laws, and any other applicable law, regulation or rule.

          14. Investment Letter. If required by the Committee, each Optionee shall agree to execute a statement directed to the Company, upon each and every exercise by such Optionee of any Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the redistribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (1) registered under the Securities Act of 1933, as amended, or (2) exempt from such registration in the opinion of Company counsel. If required by the Committee, certificates representing shares of Common Stock issued upon exercise of Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto.

          15. Requirements of Law. The granting of Options, the issuance of shares upon the exercise of an Option, and the delivery of shares upon the payment therefor shall be subject to compliance with all applicable laws, rules, and regulations. Without limiting the generality of the foregoing, the Company shall not be obligated to sell, issue or deliver any shares unless all required approvals from governmental authorities and stock exchanges shall have been obtained and all applicable requirements of governmental authorities and stock exchanges shall have been complied with.

          16. Tax Withholding. The Company, as and when appropriate, shall have the right to require each Optionee purchasing or receiving shares of Common Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld.
7
          17. Nonassignability. No Option shall be assignable or transferable by an Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder, in which event the terms of this Plan, including all restrictions and limitations set forth herein, shall continue to apply to the transferee. Except as otherwise provided in the immediately preceding sentence, during an Optionee's lifetime, no person other than the Optionee may exercise his or her Options.

          18. Optionee's Rights as Shareholder and Board Member. An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the Option has been exercised and the certificate with respect to the shares purchased upon exercise of the Option has been duly issued and registered in the name of the Optionee. Nothing in the Plan shall be deemed to give an Optionee any right to a continued position on the Board nor shall it be deemed to give any person any other right not specifically and expressly provided in the Plan.

          19. Termination and Amendment. The Board may at any time terminate or amend the Plan as it may deem advisable, except that (i) the provisions of this Plan relating to the amount of shares covered by Options, the exercise price of Options or the timing of Option grants or exercises shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder, (ii) no such termination or amendment shall adversely affect any Optionee with respect to any right which has accrued under the Plan in regard to any Option granted prior to such termination or amendment, and (iii) no such amendment shall be effective without approval of the stockholders of the Company if the effect of such amendment is to (a) materially increase the number of shares of Common Stock authorized for issuance pursuant to the Plan (otherwise than pursuant to Section 11), (b) increase the number of shares of Common Stock subject to Options, (c) reduce the exercise price of Options, (d) materially modify the requirements as to eligibility for participation in the Plan or (e) materially increase the benefits accruing to participants under the Plan. Any termination of this Plan will terminate the obligation of the Company to grant any Option scheduled to be granted after the date of such termination.

          20. Shareholder Approval. Any Options granted after January 1, 1997 shall be subject to the condition that the stockholders of the Company approve this amended and restated Plan at the Company's first Annual Meeting of Shareholders following January 1, 1997.

          21. Sunday or Holiday. In the event that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.